Exhibit 10.12

Freddie Mac Loan Numbers:

Old Loan #002649160

New Loan #504180193

Sun RiverVillageApartments

AMENDED AND RESTATED GUARANTY
MULTISTATE
(RECAST TRANSACTION)

(for use in all Property jurisdictions except California)

REVISION DATE 05/06/2005

This Amended and Restated Guaranty (Recast Transaction) ("Guaranty") is entered into to be effective as of October 2, 2009, by the undersigned person(s) (the "Guarantor" jointly and severally if more than one), for the benefit of the FEDERAL HOME LOAN MORTGAGE CORPORATION (the "Lender").

                                                                    RECITALS

A.        Borrower is the maker of a Multifamily Note (the “Note”), dated May 23, 2001 in the original amount of Ten Million and 00/100 Dollars ($10,000,000.00) evidencing a loan (the “Loan”) to Borrower in such amount from LEND LEASE MORTGAGE CAPITAL, L.P., a Texas limited partnership (the “Original Lender”).

B.         The Note is secured by that certain Multifamily Deed of Trust, Assignment of Rents and Security Agreement, dated May 23, 2001, from Borrower, as grantor, to Original Lender, a beneficiary, recorded in the Office of the Maricopa County Recorder, Arizona (the “Land Records”) as Instrument No. 2001-0438719 (the “Instrument”).  The Instrument encumbers, among other things, Borrower’s interest in the land described in Exhibit A to the Instrument and to the Amended and Restated Instrument.

C.        Pursuant to a Limited Guaranty dated May 23, 2001, AIMCO Properties, L.P., a Delaware limited partnership, guaranteed some or all of Borrower’s obligations under the terms of the Note and the Instrument.

D.        Original Lender (i) endorsed the Note to Lender and (ii) assigned the Instrument to Lender by Assignment of Security Instrument dated May 23, 2001 and recorded in the Land Records as Instrument No. 2001-0438722.

E.         Borrower has confirmed to Lender that Borrower has no defenses or offsets of any kind against any of the indebtedness due under the Note.

F.         By Amended and Restated Multifamily Note dated effective as of the date of this Amended and Restated Instrument, Borrower and Lender have amended and restated the Note so as to, among other things, (i) reflect an aggregate current unpaid balance of Seven Million Four Hundred Fifty-Two Thousand Three Hundred Eighty-Three and 00/100 Dollars ($7,452,383.00), and (ii) amend the terms of payment.  Borrower and Lender now also desire to amend and restate the Instrument as provided below.

            NOW, THEREFORE, in consideration of Lender’s agreement to modify the Note, the Instrument, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree that the Guaranty is amended and restated in its entirety in the form attached hereto and made a part hereof.

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Freddie Mac Loan Numbers:

Old Loan #002649160

New Loan # 504180193

Sun RiverVillageApartments

GUARANTY

                                                                 MULTISTATE

(for use in all Property jurisdictions except California)

REVISION DATE 05/06/05

This Guaranty ("Guaranty") is entered into to be effective as of October 2, 2009, by the undersigned person(s) (the "Guarantor" jointly and severally if more than one), for the benefit of FEDERAL HOME LOAN MORTGAGE CORPORATION ("Lender").

RECITALS

A.  CENTURY SUN RIVER, LIMITED PARTNERSHIP, an Arizona limited partnership (the "Borrower") has requested that Lender make a loan to Borrower in the amount of $7,452,383.00(the "Loan").  The Loan will be evidenced by a Multifamily Note from Borrower to Lender dated effective as of the effective date of this Guaranty (the "Note").  The Note will be secured by a Multifamily Mortgage, Deed of Trust, or Deed to Secure Debt dated effective as of the effective date of the Note (the "Security Instrument"), encumbering the Mortgaged Property described in the Security Instrument.

B.   As a condition to making the Loan to Borrower, Lender requires that the Guarantor execute this Guaranty.

NOW, THEREFORE, in order to induce Lender to make the Loan to Borrower, and in consideration thereof, Guarantor agrees as follows:

    1.     Defined Terms.  "Indebtedness," "Loan Documents" and "Property Jurisdiction" and other capitalized terms used but not defined in this Guaranty shall have the meanings assigned to them in the Security Instrument.

    2.     Scope of Guaranty.

            (a)  Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender:

                  (i)      the full and prompt payment when due, whether at the Maturity Date or earlier, by reason of acceleration or otherwise, and at all times thereafter, of each of the following:

                           (A)    a portion of the Indebtedness equal to zero percent (0%) of the original principal balance of the Note (the "Base Guaranty"); and

                           (B)    in addition to the Base Guaranty, all other amounts for which Borrower is personally liable under Sections 9(c), 9(d) and 9(f) of the Note; and

                           (C)    all costs and expenses, including reasonable Attorneys' Fees and Costs incurred by Lender in enforcing its rights under this Guaranty; and

                        (ii)     the full and prompt payment and performance when due of all of Borrower’s obligations under Section 18 of the Security Instrument.

            (b)  If the Base Guaranty stated in Section 2(a)(i)(A) is 100 percent of the original principal balance of the Note, then (i) the Base Guaranty shall mean and include the full and complete guaranty of payment of the entire Indebtedness and the performance of all Borrower’s obligations under the Loan Documents; and (ii) for so long as the Base Guaranty remains in effect (there being no limit to the duration of the Base Guaranty unless otherwise expressly provided in this Guaranty), the obligations guaranteed pursuant to Sections 2(a)(i)(B), 2(a)(i)(C) and Section 3 shall be part of, and not in addition to or in limitation of, the Base Guaranty.

                  If the Base Guaranty stated in Section 2(a)(i)(A) is less than 100 percent of the original principal balance of the Note, then this Section 2(b) shall be completely inapplicable and shall be treated as if not a part of this Guaranty.

            (c)  If Guarantor is not liable for the entire Indebtedness, then all payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Security Instrument and the other Loan Documents (except this Guaranty) shall be applied first to the portion of the Indebtedness for which neither Borrower nor Guarantor has personal liability.

    3.     Additional Guaranty Relating to Bankruptcy.

            (a)  Notwithstanding any limitation on liability provided for elsewhere in this Guaranty, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment when due, whether at the Maturity Date or earlier, by reason of acceleration or otherwise, and at all times thereafter, the entire Indebtedness, in the event that:

                  (i)      Borrower voluntarily files for bankruptcy protection under the United States Bankruptcy Code; or

                  (ii)     Borrower voluntarily becomes subject to any reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights; or

                  (iii) an order of relief is entered against Borrower pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a "Related Party."

            (b)  For purposes of this Section, the term "Related Party" means:

                  (i)      Borrower or Guarantor; and

                  (ii)     any person or entity that holds, directly or indirectly, any ownership interest in or right to manage Borrower or Guarantor, including without limitation, any shareholder, member or partner of Borrower or Guarantor; and

                  (iii) any person or entity in which any ownership interest (direct or indirect) or right to manage is held by Borrower, Guarantor or any partner, shareholder or member of, or any other person or entity holding an interest in, Borrower or Guarantor; and

                  (iv)    any other creditor of Borrower that is related by blood, marriage or adoption to Borrower, Guarantor or any partner, shareholder or member of, or any other person or entity holding an interest in, Borrower or Guarantor.

            (c)  If Borrower, Guarantor or any Related Party has solicited creditors to initiate or participate in any proceeding referred to in this Section, regardless of whether any of the creditors solicited actually initiates or participates in the proceeding, then such proceeding shall be considered as having been initiated by a Related Party.

    4.     Guarantor's Obligations Survive Foreclosure.  The obligations of Guarantor under this Guaranty shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instrument, and, in addition, the obligations of Guarantor relating to Borrower's obligations under Section 18 of the Security Instrument shall survive any repayment or discharge of the Indebtedness.  Notwithstanding the foregoing, if Lender has never been a mortgagee-in-possession of or held title to the Mortgaged Property, Guarantor shall have no obligation under this Guaranty relating to Borrower's obligations under Section 18 of the Security Instrument after the date of the release of record of the lien of the Security Instrument as a result of the payment in full of the Indebtedness on the Maturity Date or by voluntary prepayment in full.

    5.     Guaranty of Payment and Performance.  Guarantor’s obligations under this Guaranty constitute an unconditional guaranty of payment and performance and not merely a guaranty of collection.

    6.     No Demand by Lender Necessary; Waivers by Guarantor.  The obligations of Guarantor under this Guaranty shall be performed without demand by Lender and shall be unconditional regardless of the genuineness, validity, regularity or enforceability of the Note, the Security Instrument, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor.  Guarantor hereby waives, to the fullest extent permitted by applicable law:

            (a)  the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Guarantor's obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor;

            (b)  the benefits of any right of discharge under any and all statutes or other laws relating to a guarantor, a surety, a borrower or a mortgagor, and any other rights of a surety, a guarantor, a borrower or a mortgagor under such statutes or laws;

            (c)  diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender's rights against Guarantor under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness;

            (d)  all rights to cause a marshalling of the Borrower's assets or to require Lender to:

                  (i)      proceed against Borrower or any other guarantor of Borrower’s payment or performance under the Loan Documents (an "Other Guarantor");

                  (ii)     proceed against any general partner of Borrower or any Other Guarantor if Borrower or any Other Guarantor is a partnership;

                  (iii)    proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness; or

                  (iv)    pursue any other remedy it may now or hereafter have against Borrower, or, if Borrower is a partnership, any general partner of Borrower;

            (e)  any right to object to the timing, manner or conduct of Lender's enforcement of its rights under any of the Loan Documents; and

            (f)   any right to revoke this Guaranty as to any future advances by Lender under the terms of the Security Instrument to protect Lender’s interest in the Mortgaged Property.

    7.     Modification of Loan Documents.  At any time or from time to time and any number of times, without notice to Guarantor and without affecting the liability of Guarantor, Lender may:

            (a)  extend the time for payment of the principal of or interest on the Indebtedness or renew the Indebtedness in whole or in part;

            (b)  extend the time for Borrower's performance of or compliance with any covenant or agreement contained in the Note, the Security Instrument or any other Loan Document, whether presently existing or hereinafter entered into, or waive such performance or compliance;

            (c)  accelerate the Maturity Date of the Indebtedness as provided in the Note, the Security Instrument, or any other Loan Document;

            (d)  with Borrower, modify or amend the Note, the Security Instrument, or any other Loan Document in any respect, including, but not limited to, an increase in the principal amount; and/or

            (e)  modify, exchange, surrender or otherwise deal with any security for the Indebtedness or accept additional security that is pledged or mortgaged for the Indebtedness.

    8.     Joint and Several Liability.  The obligations of Guarantor (and each party named as a Guarantor in this Guaranty) and any Other Guarantor shall be joint and several.  Lender, in its sole and absolute discretion, may:

            (a)  bring suit against Guarantor, or any one or more of the parties named as a Guarantor in this Guaranty, and any Other Guarantor, jointly and severally, or against any one or more of them;

            (b)  compromise or settle with Guarantor, any one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, for such consideration as Lender may deem proper;

            (c)  release one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, from liability; and

            (d)  otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from Guarantor any amount guaranteed by Guarantor under this Guaranty.

    9.     Subordination of Borrower's Indebtedness to Guarantor.  Any indebtedness of Borrower held by Guarantor now or in the future is and shall be subordinated to the Indebtedness and Guarantor shall collect, enforce and receive any such indebtedness of Borrower as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

  10.     Waiver of Subrogation.  Guarantor shall have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Guarantor under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the United States Bankruptcy Code.

  11.     Preference.  If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund shall not constitute a release of any liability of Guarantor under this Guaranty.  It is the intention of Lender and Guarantor that Guarantor's obligations under this Guaranty shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance.

  12.     Financial Statements.  Guarantor, from time to time upon written request by Lender, shall deliver to Lender such financial statements as Lender may reasonably require.

  13.     Assignment.  Lender may assign its rights under this Guaranty in whole or in part and upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned.  The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties, and the term "Lender" shall also include any lawful owner, holder or pledgee of the Note.  Reference in this Guaranty to "person" or "persons" shall be deemed to include individuals and entities.

  14.     Complete and Final Agreement.  This Guaranty and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties.  All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty and the other Loan Documents.  Guarantor acknowledges that Guarantor has received a copy of the Note and all other Loan Documents.  Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except by a writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that writing.

   15.    Governing Law.  This Guaranty shall be governed by and enforced in accordance with the laws of the Property Jurisdiction, without giving effect to the choice of law principles of the Property Jurisdiction that would require the application of the laws of a jurisdiction other than the Property Jurisdiction.

  16.     Jurisdiction; Venue.  Guarantor agrees that any controversy arising under or in relation to this Guaranty may be litigated in the Property Jurisdiction, and that the state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have jurisdiction over all controversies which shall arise under or in relation to this Guaranty.  Guarantor irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.  However, nothing herein is intended to limit Lender's right to bring any suit, action or proceeding relating to matters arising under this Guaranty against Guarantor or any of Guarantor's assets in any court of any other jurisdiction.

  17.     Guarantor's Interest in Borrower.  Guarantor represents to Lender that Guarantor has a direct or indirect ownership or other financial interest in Borrower and/or will otherwise derive a material financial benefit from the making of the Loan.

  18.     State-Specific Provisions:  N/A

  19.     Residence; Community Property Provision.

            (a) Guarantor represents and warrants that his/her state of residence is N/A.

            (b)  Guarantor warrants and represents that s/he is:

            [____] single

            [____] married

            (c)  Any one signing this Guaranty solely as the spouse of a Guarantor will bind only his/her marital community property and community assets and will not bind his/her sole and separate property and assets, if any, to the payment and performance of obligations under this Guaranty.

  20.     GUARANTOR AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

      ATTACHED EXHIBIT.  The following Exhibit is attached to this Guaranty:

            | X |        Exhibit A          Modifications to Guaranty

            IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty under seal or has caused this Guaranty to be signed and delivered under seal by its duly authorized representative.

GUARANTOR:

AIMCO PROPERTIES, L.P.,

a Delaware limited partnership

By:  AIMCO-GP, Inc., a Delaware corporation,
its sole general partner

By:  /s/Patti K. Fielding
Name:  Patti K. Fielding
Title:     Executive Vice President and Treasurer

EXHIBIT A

MODIFICATIONS TO GUARANTY

The following modifications are made to the text of the Guaranty that precedes this Exhibit:

1.   Lender may assign its rights under this Guaranty pursuant to Section 13 of this Guaranty only to a purchaser or other transferee of the Loan.

2.   Section 2(a)(i)(A) of this Guaranty is deleted in its entirety; and Section 2(a)(i)(B) of this Guaranty is modified to read as follows:

(B)   All amounts for which Borrower is personally liable under

                        Sections 9(c), 9(d) and 9(f) of the Note; and

      3.   Section 3 is deleted and replaced with the following:

         3.   Additional Guaranty Relating to Bankruptcy.  Notwithstanding any limitation on liability provided for elsewhere in this Guaranty, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment when due, whether at the Maturity Date or earlier, by reason of acceleration or otherwise, and at all times thereafter, the entire Indebtedness, in the event that (i) Borrower voluntarily becomes subject to any bankruptcy,  reorganization, receivership, insolvency or other similar proceeding pursuant to any federal or state law affecting debtor and creditor rights, or (ii) an order for relief is entered against Borrower in any such proceeding initiated or joined in by a “Related Party.”

              For purposes of this Section, the term “Related Party” means:

(A)       Borrower or any guarantor; and

(B)       any Person that holds, directly or indirectly, any ownership interest in or right to manage Borrower or any guarantor, including without limitation, any shareholder, member or partner of Borrower or any guarantor; and

(C)       any Person in which any ownership interest (direct or indirect) or right to manage is held by Borrower or any guarantor or any partner, shareholder or member of, or any other Person holding an interest in, Borrower or any guarantor; and

(D)       any creditor of Borrower that is a member of the immediate family (which for purposes hereof shall mean solely a parent, sibling, child or spouse), by blood, marriage or adoption, of Borrower or any guarantor or any partner, shareholder or member of, or any other Person holding an interest in, Borrower or any guarantor.

For purposes of the preceding clauses (B) or (C), no Person shall be considered a Related Party on the basis of the provisions thereof unless such Person holds a Controlling Interest or has more than a 11% equity interest in the applicable entity.  If Borrower or any other Related Party has solicited creditors to initiate or participate in support of initiating or not dismissing any proceeding referred to in this Section 3, regardless of whether any of the creditors solicited actually initiates or participates in support of initiating or not dismissing the proceeding, then such proceeding shall be considered as having been initiated by a Related Party.

4.  Section 8 is amended by adding a new last sentence:

Nothing contained in the Section shall in any way affect or impair the rights or remedies that Guarantor has, or may have, against any Other Guarantor.

5.   Paragraph 12 is amended in its entirety to read as follows:

12.       Financial Statements; Accountants’ Reports; Other Information.  The Guarantor shall keep and maintain at all times complete and accurate books of accounts and records in sufficient detail to correctly reflect all of the Guarantor’s financial transactions and assets.  In addition, the Guarantor shall furnish, or cause to be furnished, to the Lender the following:

              (i)       So long as Guarantor is a reporting company under the Securities and Exchange Act of 1934 (the “’34 Act”), promptly upon their becoming available, copies of (A) all 10K’s, 10Q’s, 8K’s, annual reports and proxy statements, and all replacement, substitute or similar filings or reports required to be filed after the date of this Guaranty by the SEC or other Governmental Authority exercising similar functions, and (B) all press releases and other statements made available generally by Guarantor to the public concerning material developments in the business of Guarantor.

               (ii)     In the event Guarantor is not a reporting company under the ‘34 Act,

            (A)       Annual Financial Statements.  As soon as available, and in any event within 90 days after the close of its fiscal year, as long as the Indebtedness is outstanding, the audited balance sheet of Guarantor as of the end of such fiscal year, the audited statement of income, equity and retained earnings of Guarantor for such fiscal year and the audited statement of cash flows of Guarantor for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with GAAP, consistently applied, and accompanied by a certificate of Guarantor’s independent certified public accountants to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied and that such financial statements fairly present the results of its operations and financial conditions for the periods and dates indicated with such certification to be free of exceptions and qualifications as to the scope of the audit or as to the going concern nature of the business.

(B)       Quarterly Financial Statements.  As soon as available, and in any event within 45 days after each of the first three fiscal quarters of each fiscal year as long as the Indebtedness is outstanding, the unaudited balance sheet of Guarantor as of the end of such fiscal quarter, the unaudited statement of income and retained earnings of Guarantor and the unaudited statement of cash flows of Guarantor for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, accompanied by a certificate of a member of senior management acceptable to Lender (which certificate shall be without personal liability to such officer) stating that such financial statements have been prepared in accordance with GAAP, consistently applied, and fairly present the results of its operations and financial condition for the periods and dates indicated subject to year end adjustments in accordance with GAAP.

(iii)       Other Reports.  Promptly upon receipt thereof, all schedules, financial statements or other similar reports delivered by the Guarantor pursuant to the Loan Documents or reasonably requested by the Lender with respect to the Guarantor’s business affairs or condition (financial or otherwise).

            After the providing by the Guarantor of any statement, report or other information on a collective basis to Standard & Poor’s, Moody’s Investors Service, Fitch and/or any other rating agency, and/or after providing any statement, report or other information on a collective basis to the banks or other institutions providing unsecured lines of credit and loans to Guarantor, Guarantor shall promptly furnish such statement, report or other information to Lender.

            As used in this Paragraph (iii) the phrase “on a collective basis” means as provided to a group as a whole as opposed to an individual basis, e.g., providing information to a rating agency or to a bank to respond to a particular request of such rating agency or bank.

            The Lender agrees to treat all Information received by it (I) under this Paragraph (iii) as confidential and (II) which Guarantor requests in writing to the Persons at the Lender who receive any Information regarding Guarantor that such information by treated as confidential; provided, however, that such Information may be disclosed (A) as required by law, (B) to officers, directors, employees, agents, partners, attorneys, auditors, accountants, engineers and other consultants of the Lender, or its successors or assigns, who need to know such Information, provided such Persons are instructed to treat such Information confidentially, (C) by the Lender to any successor or assign of such Person, (D) to any federal or state regulatory authority having jurisdiction over the Lender, or its successors or assigns, (E) to any other Person to which such delivery or disclosure may be necessary or appropriate (w) in compliance with any law, rule, regulation or order applicable to the Lender, or its successors or assigns, (x) in response to any subpoena or other legal process or information investigative demand, or (y) in connection with any litigation to which the Lender, or its successors or assigns, is a party; provided, however, in that event the disclosing Person shall reasonably endeavor to notify Guarantor thereof as soon as possible to enable Guarantor to seek protective orders, or such other confidential treatment of such Information as Guarantor may deem reasonable.  Guarantor agrees that Information subject to this Paragraph (iii) does not include information which (I) was publicly known, or otherwise known to the Lender, or its successors or assigns, at the time of disclosure, (II) subsequently becomes publicly known through no act of or omission by the Lender or its successors or assigns.  Guarantor acknowledges that this provision relates solely to Lender and nothing in this provision shall make Lender responsible or liable for any actions relating to, or disclosures of, any Information by any loan servicer of Lender’s or other party.

6.   Section 16 of this Guaranty is deleted and replaced with the following:

            16.       Jurisdiction; Venue.  Guarantor agrees that any controversy arising under or in relation to this Guaranty shall be litigated exclusively in the jurisdiction where the Land is located (the "Property Jurisdiction").  The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Guaranty, the Note, the Security Instrument or any other Loan Document.  Guarantor irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.